UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________________

FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2021
 ___________________________

ACCELERON PHARMA INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-36065	27-0072226
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
128 Sidney Street
Cambridge,	MA		02139
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:  (617) 649-9200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per share	XLRN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company            ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 2.02    Results of Operations and Financial Condition.

On October 27, 2021, Bristol Myers Squibb ("BMS") announced that net sales of REBLOZYL® (luspatercept-aamt) were approximately $160 million for the quarter ended September 30, 2021, which include approximately $20 million to $25 million of sales from an inventory build due to the transition to wholesaler distribution and approximately $13.5 million of net sales outside of the United States.

As previously disclosed, under the collaboration agreement between Acceleron Pharma Inc. (the "Company") and BMS for REBLOZYL, the Company is eligible to receive tiered royalty payments from BMS on net sales of REBLOZYL in the low-to-mid 20% range. The Company expects to report royalty revenue of approximately $32.0 million from net sales of REBLOZYL in the quarter ended September 30, 2021.

This preliminary unaudited revenue estimate is the responsibility of management and is subject to the completion of the Company’s customary quarter-end financial closing procedures, including management’s review and finalization, as well as review procedures by the Company’s independent registered public accounting firm, which have not yet been completed. During the course of the Company’s review process, items may be identified that would require it to make adjustments, which could result in material changes to the Company’s preliminary unaudited estimated financial results. Consequently, this revenue estimate should not be viewed as a substitute for the Company’s earnings release and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

The information contained in this Item is being furnished and shall not be deemed "filed" for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

	By:	/s/ Adam M. Veness, Esq.
Adam M. Veness, Esq.
Senior Vice President, General Counsel and Secretary

Date: October 27, 2021

3